EXHIBIT 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of The Colonial BancGroup, Inc. of our report dated March 2, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in The Colonial BancGroup, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ PricewaterhouseCoopers LLP

Birmingham, Alabama

May 27, 2009